								March 27, 1995

Esterline Technologies Corporation
10800 N.E. 8th Street
Bellevue, Washington  98004

Dear Sirs:

	We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Esterline Technologies Corporation (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 275,000 shares, par value $.20 per share, of common stock of the Company (the "Shares"). The Shares are to be offered pursuant to the terms of the Esterline Technologies Corporation Amended and Restated 1987 Stock Option Plan (the "Plan") to participants in the Plan
(the "Participants").

	We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfactions, of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

	Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that:

1.	The Company is duly incorporated and validly existing under the
	laws of the State of Delaware; and

2.	The shares have been duly authorized and, when issued, delivered and
	sold by the Company and paid for by the Participants, pursuant to the terms of the Plan, will

Esterline Technologies Corporation
March 27, 1995
Page 2


	constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm in the summary of the Plan provided to Participants, which, together with the documents incorporated by reference in the Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

						Very truly yours,



						/s/ Bogle & Gates
						------------------
						Bogle & Gates